Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Paul T. Luther	Paul Erwin
(412) 553-1950	(412) 553-2666
Paul.Luther@howmet.com	Paul.Erwin@howmet.com

Howmet Aerospace Announces Early Tender Results of its

Note Tender Offers and Consent Solicitation, Extension of Early Tender Premium and Increase in Tender Offer Size

PITTSBURGH, May 6, 2020 – Howmet Aerospace Inc. (NYSE: HWM) (“Howmet Aerospace” or the “Company”) announced today the early tender results of its previously announced tender offers in respect of its 5.40% Notes due 2021 (the “2021 Notes”) and its 5.87% Notes due 2022 (the “2022 Notes”). Additionally, Howmet Aerospace announced that it is extending the deadline for receiving the early tender premium in respect of each tender offer through the expiration date, and that it has increased the tender cap related to the 2022 Notes from $210,000,000 to $300,000,000. The tender cap related to the 2021 Notes remains unchanged. Because the deadline for receiving the early tender premium has been extended through the expiration date, all holders whose notes are accepted for purchase will receive the total consideration including the early tender premium. No terms of the previously announced tender offers have changed other than the increase to the tender cap related to the 2022 Notes and extension of the deadline for receiving the early tender premium.

The Company’s tender offer in respect of the 2021 Notes includes a solicitation of consents to amend the related indenture (and references to the offer in respect of the 2021 Notes include that solicitation), while the Company’s tender offer in respect of the 2022 Notes does not include any consent solicitation. Howmet Aerospace has received the consents necessary to effect the proposed amendments to the indenture governing the 2021 Notes, which will, among other things, eliminate substantially all of the restrictive covenants and certain events of default applicable to the 2021 Notes.

According to information received from Global Bondholder Services Corporation, the tender and information agent for the tender offers, as of 5:00 p.m., New York City time, on May 5, 2020 (which was the initial “early tender deadline”), the Company had received valid tenders from holders of the notes as outlined in the table below.

Series of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Tender Cap(1)	Principal Amount Tendered	Tender Consideration(2)	Early Tender Premium(2)	Total Consideration(2)(3)
5.40% Notes due 2021	013817AV3	$950,000,000	$785,000,000	$561,417,000	$980.00	$50.00	$1,030.00
5.87% Notes due 2022	013817AQ4	$627,182,000	$300,000,000	$146,642,000	$992.50	$50.00	$1,042.50

(1)	Represents maximum aggregate purchase price of notes to be accepted for purchase by Howmet Aerospace, exclusive of accrued and unpaid interest.
(2)	Per $1,000 principal amount of notes validly tendered (and not validly withdrawn) and accepted for purchase by Howmet Aerospace. Excludes accrued and unpaid interest, which will be paid on notes accepted for purchase by Howmet Aerospace as described below.
(3)	Includes the $50.00 early tender premium. Because the deadline for receiving the early tender premium has been extended through the expiration date, all holders whose notes are accepted for purchase will receive the total consideration including the early tender premium.

Howmet Aerospace expects the early settlement date to occur on May 7, 2020 for the notes tendered at or prior to the early tender deadline. Howmet Aerospace expects to accept for purchase all of the tendered notes. The deadline for holders to validly withdraw tenders of notes (or revoke consents related to the 2021 Notes) has passed. Accordingly, notes that have been validly tendered on or prior to the early tender deadline cannot be withdrawn, except as provided for in the Offer to Purchase and Consent Solicitation Statement or required by applicable law.

The tender offers will expire at 12:01 a.m., New York City time, on May 20, 2020, unless extended, earlier expired or terminated by Howmet Aerospace (such time and date, as the same may be extended, earlier expired or terminated by Howmet Aerospace in its sole discretion, subject to applicable law, the “expiration date”).

Holders of notes who validly tendered and did not validly withdraw their notes and, in the case of the 2021 Notes, validly delivered and did not validly revoke their consents at or prior to the initial early tender deadline will receive the total consideration, which includes the early tender premium for the notes of $50.00 per $1,000 principal amount of notes tendered. Because the deadline for receiving the early tender premium has been extended through the expiration date, all holders whose notes are accepted for purchase will also receive the total consideration including the early tender premium, as set forth in the table above. Accrued and unpaid interest will be paid on all notes validly tendered and accepted for purchase from the last interest payment date up to, but not including, the applicable settlement date.

If purchasing all of the validly tendered and not validly withdrawn notes of a given series on the final settlement date would cause the applicable tender cap to be exceeded on the final settlement date, Howmet Aerospace will accept for purchase such notes on a pro rata basis, so as to not exceed the applicable tender cap (with adjustments to avoid the purchase of notes in a principal amount other than in integral multiples of $1,000 or the return to any holders of an amount less than the minimum denomination).

If proration of the tendered notes of either series is required, Howmet Aerospace will determine the final proration factor as soon as practicable after the expiration date and after giving effect to any increase or decrease in, or elimination of, the applicable tender cap (which Howmet Aerospace reserves the right, but is under no obligation, to do at any time without extending the withdrawal deadline, subject to applicable law).

Howmet Aerospace will purchase any remaining notes that have been validly tendered and not validly withdrawn after the initial early tender deadline and at or prior to the expiration date, subject to the tender cap and all conditions to the tender offers having been satisfied or waived by Howmet Aerospace, on a date following the expiration date. The final settlement date is expected to occur promptly following the expiration date, and is currently expected to occur on May 21, 2020, unless extended by Howmet Aerospace. Tenders of notes and delivery of consents submitted after the expiration date will not be valid.

Howmet Aerospace has retained J.P. Morgan Securities LLC to act as the lead dealer manager and solicitation agent, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC to act as the co-dealer managers and solicitation agents and Global Bondholder Services Corporation to act as the tender and information agent for the tender offers. For additional information regarding the terms of the tender offers, please contact J.P. Morgan Securities LLC collect at (212) 834-3424 or toll-free at (866) 834-4666. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and questions regarding the tendering of notes and delivery of consents may be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (866) 470-4300 (all others, toll-free) or email contact@gbsc-usa.com.

This press release is for informational purposes only and does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful. Holders of the notes of either series are urged to carefully read the Offer to Purchase and Consent Solicitation Statement, which sets forth a more detailed description of the tender offers, before making any decision with respect to the tender offers.

None of Howmet Aerospace, the tender and information agent, the dealers managers and solicitation agents or the trustee (nor any of their respective directors, officers, employees or affiliates) makes any recommendation as to whether holders should tender their notes pursuant to either tender offer and deliver related consents, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decisions as to whether to tender their notes, and, if so, the principal amount of notes to tender.

About Howmet Aerospace

Howmet Aerospace Inc., headquartered in Pittsburgh, Pennsylvania, is a leading global provider of advanced engineered solutions for the aerospace and transportation industries. The Company’s primary businesses focus on jet engine components, aerospace fastening systems, and titanium structural parts necessary for mission-critical performance and efficiency in aerospace and defense applications, as well as forged wheels for commercial transportation.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Howmet Aerospace’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the intended conduct, timing and terms of the tender offers and any future actions by Howmet Aerospace in respect of the notes. These statements reflect beliefs and assumptions that are based on Howmet Aerospace’s perception of historical trends, current conditions and expected future developments, as well as other factors Howmet Aerospace believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and changes in circumstances that are difficult to predict, which could cause actual results to differ materially from those indicated by these statements. Such risks and uncertainties include, but are not limited to: (a) the tender offers and the receptiveness of Howmet Aerospace’s holders of notes to the consent solicitation; (b) the impact of the separation on the businesses of Howmet Aerospace; (c) deterioration in global economic and financial market conditions generally, including as a result of pandemic health issues (including coronavirus and its effects, among other things, on global supply, demand, and distribution disruptions as the coronavirus outbreak continues and results in an increasingly prolonged period of travel, commercial and/or other similar restrictions and limitations); (d) unfavorable changes in the markets served by Howmet Aerospace; (e) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated or targeted; (f) competition from new product offerings, disruptive technologies or other developments; (g) political, economic, and regulatory risks relating to Howmet Aerospace’s global operations, including compliance with U.S. and foreign trade and tax laws, sanctions, embargoes and other regulations; (h) manufacturing difficulties or other issues that impact product performance, quality or safety; (i) Howmet Aerospace’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (j) the impact of potential cyber attacks and information technology or data security breaches; (k) the loss of significant customers or adverse changes in customers’ business or financial conditions; (l) adverse changes in discount rates or investment returns on pension assets; (m) the impact of changes in aluminum prices and foreign currency exchange rates on costs and results; (n) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation, which can expose Howmet Aerospace to substantial costs and liabilities; and (o) the other risk factors summarized in Howmet Aerospace’s Form 10-K for the year ended December 31, 2019 and other reports filed with the U.S. Securities and Exchange Commission (SEC). Market projections are subject to the risks discussed above and other risks in the market. The statements in this press release are made as of the date of this press release, even if subsequently made available by Howmet Aerospace on its website or otherwise. Howmet Aerospace disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.